Exhibit 32

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Energy Conversion Devices, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark D. Morelli, Chief Executive Officer of the Company, and Harry W. Zike, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that based on his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark D. Morelli
Mark D. Morelli

Chief Executive Officer

February 9, 2009

/s/ Harry W. Zike
Harry W. Zike

Chief Financial Officer

February 9, 2009